UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2015

FactSet Research Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

601 Merritt 7

Norwalk, Connecticut 06851

(Address of principal executive offices)

(203) 810-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On March 17, 2015, FactSet Research Systems Inc. (“FactSet” or the “Company”) issued a press release announcing its results for the three months ended February 28, 2015. The press release is attached as Exhibit 99.1 to this report on Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Exhibit 99.1 to this report contains certain financial measures that are considered non-GAAP financial measures as defined in the SEC rules. Exhibit 99.1 to this report also contains the reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles, as well as the reasons why Registrant’s management believes that presentation of the non-GAAP financial measures provides useful information to investors regarding the Registrant’s results of operations and, to the extent material, a statement disclosing any other additional purposes for which Registrant’s management uses the non-GAAP financial measures.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of a Director

Philip Snow, 50, was elected to FactSet’s Board of Directors, effective March 16, 2015. Mr. Snow has not been appointed, and is not currently expected to be appointed, to any of the Board’s committees. As the Company’s current President (and future CEO effective July 1, 2015), Mr. Snow is not entitled to receive any separate compensation for his service as a director. He will stand for election by a vote of stockholders at the Company’s 2015 Annual Meeting of Stockholders.

As of March 16, 2015, there was no oral or written plan, contract or arrangement entered into between Mr. Snow and the Company. In addition, he does not have any family relationships with any of the Company's directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

Departure of Executive Vice President, Chief Operations Officer

On March 16, 2015, Peter Walsh, 49, stepped down from his position as Executive Vice President, Chief Operations Officer, and was replaced by Mark J. Hale. Mr. Walsh, who has been with FactSet since 1999 and had been in his current role since 2009, will remain employed by the Company and work with Mr. Hale to ensure a successful transition. Peter Walsh will continue to work at FactSet as a full-time employee until August 31, 2015, after which he will remain employed by the Company on a part-time basis focusing on various growth projects.

Appointment of Chief Operations Officer

On March 16, 2015, FactSet appointed Mark Hale, 42, as the Company’s new Chief Operations Officer. Mr. Hale succeeds Peter Walsh and will report directly to Philip Snow. As Chief Operations Officer, Mark will focus on product development, technology and content collection. Mr. Hale started his career at FactSet in 1995 as a software engineer and received a B.S. in Electrical and Computer Engineering from Carnegie Mellon University. During his 20-year tenure at FactSet, Mark has held several positions of increasing responsibility including Head of Software Engineering, and most recently, Senior Vice President, Director of Content Operations. Mark has been instrumental in building out FactSet’s expansive content operations and making content collection a core competency for FactSet.

As of March 16, 2015, there was no oral or written plan, contract or arrangement entered into between Mr. Hale and the Company. In addition, Mark does not have any family relationships with any of the Company's directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

A copy of the Company’s press release announcing the matters described under Item 5.02 above is attached hereto and furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of FactSet Research Systems Inc., dated March 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC. (Registrant)

Date: March 17, 2015	By:	/s/ Maurizio Nicolelli
Maurizio Nicolelli
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Press Release of the Registrant, dated March 17, 2015